Exhibit T3A.12

EFFECTIVE DATE  11/29/09

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I - Name:
The name of the Limited Liability Company is:

GATES THAT OPEN, LLC
(Must end with the words "Limited Liability Company, "L.L.C.," or "LLC.")

ARTICLE II - Address:
The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:

3121 Hartsfield Road	3121 Hartsfield Road
Tallahassee, FL 32303	Tallahassee, FL 32303

ARTICLE III - Registered Agent, Registered Office, & Registered Agent's Signature:
(The Llmlted Liability Company cannot serve as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration.)

The name and the Florida street address of the registered agent are:

Corporation Service Company
Name

1201 Hays Street
Florida street address (P,O. Box NOT acceptable)

Tallahassee FL 32301
City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act ill this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S.

Corporation Service Company

BY:	/s/ Kimberly B.Moret, as its agent
Registered Agent's Signature (REQUIRED)

(CONTINUED)

Page l of 2

ARTICLE IV - Manager{s) or Managing Member(s):
The name and address ofeach Manager or Managing Member is as follows:

Title:	Name and Address:
"MGR" = Manager "MGRM" = Managing Member

MGRM	Linear LLC
1950 Camino Vida Roble; Suite 150
Carlsbad. CA 92008

(Use attachment if necessary)

ARTICLE V:	Effective date, if other than the date of filing:	12:00 a.m. November 29, 2009
(OPTIONAL)

(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date listed in the attached Certificate of Conversion, if an effective date is listed therein.)

REQUIRED SIGNATURE:

/s/ Edward J. Cooney
Signature of a member or an authorized representative of a member.

(In accordance with section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

Edward J. Cooney
Typed or printed name of signee

Filing Fees:

$125.00	Filing Fee for Articles of Organization and Designation of Registered Agent
$ 30.00	Certified Copy (Optional)
$ 5.00	Certificate of Status (Optional)